Exhibit 23

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-3744) pertaining to the 1989 Stock Option Plan of TCBY Enterprises, Inc. and Form S-8 (No. 333-30827) pertaining to the 1992 Employee Stock Option Plan of TCBY Enterprises, Inc. of our report dated January 11, 2000, with respect to the consolidated financial statements and schedule of TCBY Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended November 28, 1999.

                                                                             /s/ Ernst & Young LLP

                                                                             __________________________                                                                               Ernst & Young LLP

Little Rock, Arkansas
February 24, 2000